Santaro Holdings, Ltd. 8-K/A

Exhibit 99.1

Santaro Holdings, Ltd
(A Development Stage Company)
Consolidated Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$378,381	$12,722
Prepaid expenses	74,014	35,406
Other receivables	33,775	41,420

Total current assets	486,170	89,548

Property and equipment, net	192,904	242,169
Deferred tax asset	623,711	611,022

TOTAL ASSETS	$1,302,785	$942,739

LIABILITIES AND DEFICIENCY
Current liabilities
Other payables and accrued expenses	$31,368	$43,577
Due to a related party	4,548,814	2,653,425

Total current liabilities	4,580,182	2,697,002

Deficiency

Common stock: par value $1.00; 5,000 shares authorized; 100 shares issued and outstanding at September 30, 2010 and December 31, 2009	100	100
Paid-in capital	-	1,371,496
Additional paid-in capital	1,371,496	-
Subscription receivable	(100)	(100)
Deficit accumulated during the development stage	(4,399,799)	(3,248,141)
Accumulated other comprehensive income	(42,269)	17,655
Total deficiency of the Company’s shareholders	(3,070,572)	(1,858,990)
Noncontrolling interest	(206,825)	104,727

Total deficiency	(3,277,397)	(1,754,263)

TOTAL LIABILITIES AND DEFICIENCY	1,302,785	$942,739

See notes to the unaudited consolidated financial statements

Santaro Holdings, Ltd
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Loss

	Nine months ended September 30,
	2010	2009	August 9, 2006 (inception of Beijing Sntaro) through September 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses
Research and development expenses	$1,154,369	$1,052,966	$3,554,623
Sales and marketing expenses	15,989	100,802	153,550
General and administrative expenses	285,956	584,385	1,501,480
Loss from operations	(1,456,314)	(1,738,153)	(5,209,653)

Non-operating expenses	36,060	438,389	474,600
Loss before income tax expense and noncontrolling interest	(1,492,374)	(2,176,542)	(5,684,253)

Deferred tax benefit	-	(434,538)	(610,694)
Net loss	(1,492,374)	(1,742,004)	(5,073,559)

Less: Net loss attributable to the non-controlling interest	(317,801)	(214,838)	(650,845)
Net loss attributable to Santaro Holdings, Ltd	(1,174,573)	(1,527,166)	(4,422,714)

Other comprehensive income
Net loss	(1,492,374)	(1,742,004)	(5,073,559)
Foreign currency translation adjustment	(58,486)	19,699	(40,831)
Comprehensive loss	(1,550,860)	(1,722,305)	(5,114,390)
Less: Comprehensive loss attributable to the non-controlling interest	(321,325)	(214,804)	(654,369)

Comprehensive loss attributable to Santaro Holdings, Ltd	$(1,229,535)	$(1,507,501)	$(4,460,021)

See notes to the unaudited consolidated financial statements

Santaro Holdings, Ltd
(A Development Stage Company)
Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2010	2009	August 9, 2006 (inception of Beijing Sntaro) through September 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,492,374)	$(1,742,004)	$(5,073,559)
Adjustments to reconcile net loss to net cash used by operating activities:
Ownership in subsidiary given to an employee	36,578	-	36,578
Depreciation	63,329	55,934	197,664
Deferred tax benefit	-	(434,538)	(596,419)
Changes in operating assets and liabilities:
Prepaid expenses	(37,405)	(36,929)	(71,965)
Other receivables	8,664	105,142	(31,766)
Other payables and accrued expenses	(18,051)	(10,051)	24,483
Due to a related party			18,845
Net cash used in operating activities	(1,439,259)	(2,062,446)	(5,496,139)

Cash flows from investing activities:
Purchase of property and equipment	(9,972)	(127,437)	(380,689)
Net cash used in investing activities	(9,972)	(127,437)	(380,689)

Cash flows from financing activities:
Proceeds from shareholders	-	-	1,371,496
Capital contributed by non-controlling interest owner to a subsidiary	-	438,389	428,290
Loan from a related party	1,813,684	1,769,851	4,384,851
Net cash provided by financing activities	1,813,684	2,208,240	6,184,637
Effect of exchange rate changes on cash and cash equivalents	1,206	64	70,572
Net increase in cash and cash equivalents	365,659	18,421	378,381
Cash and cash equivalents at the beginning of year	12,722	15,269	-
Cash and cash equivalents at the end of period	$378,381	$33,690	$378,381

Supplemental disclosure for cash flow information
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See notes to the unaudited consolidated financial statements

Santaro Holdings, Ltd
(A Development Stage Company)
Notes to the Consolidated Financial Statements

1.           ORGANIZATION AND DISCRIPTION OF BUSINESS

Santaro Holdings, Ltd. (“SHL” or “the Company”) is a limited liability company organized under the laws of British Virgin Islands incorporated on December 2, 2009. 100 shares with par value $1.00 were issued and outstanding, although no capital was paid in as of September 30, 2010.

As a holding company, SHL has one wholly owned subsidiary, Santaro Investments, Ltd. (“Santaro HK”), a Hong Kong corporation set up by SHL on January 27, 2010. On July 13, 2010, Santaro HK set up a wholly owned subsidiary, Ningbo Sntaro Network Technology Co., Ltd. (“Ningbo Sntaro”), a Wholly Foreign Owned Enterprise (WFOE) organized under the laws of the People’s Republic of China (“PRC”).  Ningbo Sntaro exercises control through a series of agreements over Beijing Sntaro Technology Co., Ltd. (“Beijing Sntaro”), an operating company organized under the laws of the PRC, and principally engaged in the development and operation of online games. Beijing Sntaro has 67.50% ownership interest in Beijing Sntaro Freeland Network Co., Ltd. (the “FL Network”), a company organized under the laws of the PRC.

PRC regulations prohibit direct foreign ownership of business entities providing internet content, or ICP, services in the PRC such as the business of providing online games. In September 2010, a series of contractual arrangements were entered between Ningbo Sntaro and Beijing Sntaro and its individual owners. Pursuit to the agreements, Ningbo Sntaro provides exclusive technical consulting and management services to Beijing Sntaro.  A summary of the major terms of the agreements is as follows:

(1)	Ningbo Sntaro has the sole discretion to determine the amount of the fees it will receive and it intends to transfer substantially all of the economic benefits of Beijing Sntaro to Ningbo Sntaro;

(2)	The equity owners irrevocably granted the Ningbo Sntaro the right to make all operating and business decisions for Beijing Sntaro on behalf of the equity owners;

(3)	All equity owned by the three equity owners were pledged to Ningbo Sntaro as a collateral against the service fee payable to Ningbo Sntaro;

(4)	The equity owners may not dispose of or enter into any other agreements involving the common shares without prior agreement by Ningbo Sntaro.

Because the above arrangement, which assigned all of Beijing Sntaro’s equity owners' rights and obligations to Ningbo Sntaro resulting in the equity owners lacking the ability to make decisions that have a significant effect on Beijing Sntaro's operations and Ningbo Sntaro's ability to extract the profits from the operation of Beijing Sntaro, and assume the Beijing Sntaro's residual benefits. Because the Ningbo Sntaro is the sole variable interest holder of Beijing Sntaro, it is the primary beneficiary of Beijing Sntaro. Consistent with the provision of FASB Establishes Accounting Standards Codification  ("ASC") 810-10, the Company consolidates Beijing Sntaro from its inception.

Beijing Sntaro was organized under the laws of People’s Republic of China (the “PRC”) on August 9, 2006 with paid-in capital of $139,580, which was 80% owned by Mr. Zhilian Chen, Beijing Sntaro’s chairman; the other 20% of the equity was held by Mr. Wenjie Lu. Beijing Sntaro is engaged in the development and operation of online games, investment in online games project. At present, Beijing Sntaro has been in development stage and does not conduct any substantive sale of its online games.

Beijing Sntaro completed a series of changes in ownership which were necessary to comply with its development. In April, 2007, pursuant to a Board of Directors’ resolution, Beijing Sntaro changed its equity ownership as follows; Mr. Zhilian Chen, Mr. Xiaobo Li and Mr. Wenjie Lu became the owners of Beijing Sntaro, with the percentage of ownership of 60%, 20%, and 20% respectively, and paid-in capital of $379,033, $126,344, and $126,344, respectively

In May 2008, Beijing Sntaro entered into its second change of equity ownership. According to the equity agreement in May 2008, Mr. Zhilian Chen, Mr. Xiaobo Li, Mr.Xianhua Shen and Miss Yingnv Sun became the owners of Beijing Sntaro, with the percentage of ownership of 60%, 20%, 10%, and 10%, respectively, and paid-in capital of $822,897, $274,299, $137, 150, and $137,150, respectively.

On March 9, 2009, Beijing Sntaro established FL Network, a subsidiary that is engaged in the business of online games development and operation, mainly focuses on technology research, FL Network is 70% owned by Beijing Sntaro, and 30% owned by Beijing East Free Land Media & Film Co., Ltd (the “FL Media”).

In April 2010 Beijing Sntaro entered into its third change of equity ownership. According to an amended equity agreement in December 2009, Mr. Xiaobo Li transferred his ownership in Beijing Sntaro to Mr. Zhilian Chen, another owner of Beijing Sntaro, and increased Mr. Chen’s percentage of ownership to 80%, with paid-in of capital $1,097,196. Mr. Xianhua Shen’s and Ms Yingnv Sun’s equity remained unchanged, with their percentage of ownership at 10%, and 10%, respectively, and paid-in capital of $137, 150, and $137,150, respectively.

On June 20, 2010, the FL Network, the subsidiary of Beijing Sntaro, also completed a change in its ownership. Ms. Yu Bai was transferred 2.5% ownership by Beijing Sntaro and 2.5% shares by Beijing East Free Land Media & Film Co., Ltd for free. And Ms. Yu Bai became a new owner of FL Network, with the percentage of ownership of 5%, Beijing Sntaro and FL Media changed their ownership percentage from 70% and 30% to 67.5% and 27.5%, respectively.

The Company is principally engaged in the development and operation of online games, and has a core product development team that is responsible for developing new games. San Guo Online and UU Rowing are the two Massive Multiplayer Online Role Playing Game (“MMORPG”) games that will be launched when finished.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation
The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2009 of Beijing Sntaro.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the financial position as of September 30, 2010, and the results of operations and cash flows for the nine months ended September 30, 2010 and 2009, have been made. The results of operations for the nine months ended September 30, 2010 are not necessarily indicative of the results for the full fiscal year ending December 31, 2010.

The accompanying unaudited consolidated financial statements as of September 30, 2010 and for the nine months then ended include SHL, Santaro HK, Ningbo Sntaro, Beijing Sntaro and FL Network. The unaudited consolidated financial statements as of December 31, 2009 and for the nine months ended September 30, 2009 include Beijing Sntaro and FL Network. All inter-company transactions and balances have been eliminated in consolidation.

Recent issued accounting pronouncements
In February 2010, the FASB issued Accounting Standards Update (ASU) 2010-09 to amend ASC 855, Subsequent Events. As a result of the ASU, SEC registrants will not disclose the date through which management evaluated subsequent events in the financial statements - either in originally issued financial statements or reissued financial statements. This change addresses practice issues for SEC registrants with respect to processes around issuing financial statements and SEC registration requirements (e.g., incorporation by reference of previously issued financial statements).

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

3.           GOING CONCERN

The accompanying unaudited interim financial statements are presented on a going concern basis. The Company is in a development stage and has no revenue during the period from its inception to September 30, 2010 and has generated a net loss of $4,422,714 incurring a shareholders’ deficiency. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company plans to improve its financial condition by obtaining new financing from related parties and new investors. The ability of the Company to continue as a going concern is dependent on accomplishment of the plan. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

4.           OTHER RECEIVABLES

Other receivables of $33,775 and $41,420 as of September 30, 2010 and December 31, 2009 consisted of cash advances given to certain employees for use during business operations and are recognized as General and Administration expenses when expensed. It also includes certain rental deposit.

5.           PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	September 30, 2010	December 31, 2009
	(Unaudited)
Computer equipment	$288,201	$272,384
Furniture and fixtures	42,959	42,085
Leasehold improvement	66,681	65,324
	397,841	379,793
Less: Accumulated depreciation	(204,937)	(137,624)

Property and equipment, net	$192,904	$242,169

Depreciation expenses for nine months ended September 30, 2010 and 2009 were $63,329 and $55,934, respectively.

6.           OTHER PAYABLES AND ACCRUED EXPENSES

Other payables and accrued expenses consist of the following:

	September 30, 2010	December 31, 2009
	(Unaudited)
Payroll and welfare payables	$-	$933
Other payables	31,368	42,644

Total	$31,368	$43,577

7.           INCOME TAX EXPENSES

The Company and its subsidiaries file income tax returns separately.

British Virgin Islands
Santaro holdings Ltd (the “SHL”) was incorporated in the British Virgin Islands on December 2, 2009 (“SHL”).  Under the current laws of the British Virgin Islands, SHL is not subject to tax on income or capital gains. In addition, upon payments of dividends by SHL, no British Virgin Islands withholding tax is imposed.

Hong Kong
Santaro Investments, Ltd., was incorporated in Hong Kong on January 27, 2010. Santaro HK did not earn any income that was derived in Hong Kong for the nine months ended September 30, 2010 and therefore was not subject to Hong Kong Profits Tax. The payments of dividends by Hong Kong companies are not subject to any Hong Kong withholding tax.

PRC
Ningbo Sntaro Network Technology Co., Ltd., Beijing Sntaro Technology Co., Ltd and Beijing Sntaro Freeland Network Co., Ltd. (Beijing Sntaro Technology Co., Ltd. has 67.50% ownership interest in Beijing Sntaro Freeland Network Co., Ltd. as of September 30, 2010.) were all organized under the laws of the People’s Republic of China (“PRC”) which are subject to Enterprise Income Tax (“EIT”) on the taxable income as reported in their respective statutory financial statements adjusted in accordance with the Enterprise Income Tax Law. Pursuant to the PRC Income Tax Laws, the Company and subsidiary are subject to EIT at a statutory rate of 25%.

Beijing Sntaro had deferred tax assets of approximately $766,397 and $631,765 as of September 30, 2010 and December 31, 2009, respectively, which consisted of a tax loss carry-forward. Beijing Sntaro had no other temporary differences as of September 30, 2010 and December 31, 2009. As of September 30, 2010, the valuation allowance of $520,623 was provided for against the deferred tax assets, and deferred tax asset of $245,773 was recognized. As of December 31, 2009, valuation allowance of $390,992 was provided against the deferred tax assets, and deferred tax asset of $240,773 was recognized.

In assessing the realizability of deferred tax assets, the Company considers projected future taxable income and tax planning strategies in making its assessment, as of September 30, 2010, and 2009, for PRC income tax purposes. As of September 30, 2010, Beijing Sntaro had a gross tax loss carry-forward of $2,881,665. Management determines it is more likely than not that there would not be sufficient profit generated in the future years to utilize all the loss carry-forward, therefore, $520,623 was provided for against the deferred tax assets. $983,094 utilizable loss carry-forward would expire on December 31, 2014.

FL Network had deferred tax assets of approximately $626,821 and $370,249 as of September 30, 2010 and December 31, 2009 that consisted of tax loss carry-forwards. It had no other temporary differences as of September 30, 2010 and December 31, 2009. As of September 30, 2010, the valuation allowance of $248,884 was provided for against the deferred tax assets, and deferred tax asset of $377,938 was recognized.

As of September 30, 2010, for PRC income tax purposes, FL Network had $2,507,285 gross loss carry-forwards. Management projected that it is more likely than not that FL Network would not generate sufficient taxable income in 5 years to realize the deferred tax assets. Therefore, $248,884 was provided for against the deferred tax assets. $1,511,749 utilizable loss carry-forward would expire on December 31, 2014.

8.           EMPLOYEE BENEFITS

The full-time employees of the Company and its subsidiary that are incorporated in the PRC are entitled to staff welfare benefits, including medical care, unemployment insurance and pension benefits. The company is required to accrue for these benefits based on percentages of 10%, 1% and 12% of the employees’ salaries in accordance with the relevant regulations, and to make contributions to the state-sponsored medical plans, unemployment insurance and pension benefits. Total amounts expensed for such employee benefits amounted to $86,985 and $39,291 for nine months ended September 30, 2010 and 2009, respectively. The PRC government is responsible for the medical benefits and ultimate pension liability to these employees.

9.           RELATED PARTY TRANSACTIONS AND BALANCES

The Company is in a development stage and has no revenue to date during the period from its inception to September 30, 2010. , Cixi Yide Auto Company (the “Cixi Yide”), a company 97% owned by the Company’s director and 80% ultimate shareholder Mr. Zhilian Chen, provides continuous financial support for Beijing Sntaro’s business and operation. By the end of 2009, Cixi Yide has provided a loan of $2,634,119. During the nine months ended September 30, 2010, Cixi Yide made an additional loan of $1,584,988 to the Company.  The total amount due to Cixi Yide is $4,219,107 as of September 30, 2010.

Santaro HK signed a loan agreement with Mr. Zhilian Chen on August 2, 2010 for $310,000 for the payment of Ningbo Sntaro’s registered Paid-In-Capital in accordance with Chinese legal requirements. Santaro HK received this loan in September 2010.

In the year ended December 31, 2007, Mr. Zhilian Chen made $18,047 loan to the Beijing Sntaro and the total payable to Mr. Zhilian Chen was 329,707 as of September 30, 2010.

The loans from Cixi Yide and Mr. Zhilian, Chen are unsecured and interest free, payable on demand, and were outstanding as of September 30, 2010.

10.         LEASE COMMITMENTS

Beijing Sntaro has entered into a non-cancelable operating lease arrangement from September 18, 2010 to September 17, 2011 relating to its office premises. Future minimum lease payments for this operating lease as of December 31, 2010 and 2011 were $25,380 and $76,140, respectively.

The lease expenses for nine months ended September 30, 2010 and 2009 was $175,240 and $251,652, respectively.

11.         NON-OPERATING EXPENSES

During the nine months ended September 30, 2010, the Company transferred its 2.5% ownership in FL Network to Ms. Yu Bai, for compensation of services for $36,578.

During the nine months ended September 30, 2009, the company abandoned a claim due from FL Media to obtain FL Media’s support to San Guo Online in the game’s future development and promotion for $438,389.

12.         SUBSEQUENT EVENT

Management has considered all events occurring through the date the financial statements are available to be issued and has determined that there are no such events that are material to the financial statements except for the following:

On October 12, 2010, Santaro Interactive Entertainment Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with Santaro Holdings, Ltd., a limited liability company organized under the laws of British Virgin Islands, (“SHL”), and the shareholders of SHL (collectively the “SHL Shareholders”).  Pursuant to the terms of the Exchange Agreement, the SHL Shareholders transferred to Santaro Interactive Entertainment Company 100% of the outstanding shares of SHL in exchange for the issuance of 55,670,000 restricted shares of the common stock of Santaro Interactive Entertainment Company. SHL is a holding company which has a 100% ownership interest in Santaro Investments, Ltd., a Hong Kong company which in turn has a 100% ownership interest in Ningbo Sntaro Network Technology Co., Ltd, a Wholly Foreign Owned Enterprise (“WFOE”) established in the People’s Republic of China. Through control of the WFOE, Santaro Interactive Entertainment Company controls Beijing Sntaro Technology Co., Ltd, a company organized under the laws of the People’s Republic of China and engaged in the development and operation of online games.

As a result of the transactions described above, Santaro Interactive Entertainment Company became the record and beneficial owner of 100% of the share capital of SHL and therefore owns 100% of the share capital of its subsidiaries and Variable Interest Entities indirectly.